EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333- 00000) pertaining to the Employee Benefit Plans of Brown & Sharpe Manufacturing Company of our reports (a) dated February 12, 1996, with respect to the 1995 consolidated financial statements and schedule of Brown & Sharpe Manufacturing Company included in its Annual Report (Form 10-K) and (b) dated June 24, 1996, with respect to the financial statements and schedules of the Brown & Sharpe Savings and Retirement Plan and the Brown & Sharpe Retirement Plan for Management Employees included in the Plans' Annual Reports (Form 11-
K), all for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                    /s/ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP


Providence, Rhode Island
June 28, 1996

                                       -1-
3139055.01

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